EXHIBIT 10.31.2

                               EXCHANGE AGREEMENT

                  THIS EXCHANGE AGREEMENT (this "Agreement") made as of this 27th day of March, 2003, by and between EUROTECH, LTD., a District of Columbia corporation ("Eurotech"), and MARKLAND TECHNOLOGIES, INC., a Florida corporation ("MKLD" or the "COMPANY").

                  When used in this Agreement, the following terms shall have the specified definitions, unless the context otherwise requires:

                  "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations of Rights and Preferences of the Series D Preferred Stock, which Certificate of Designations is and shall be in the form attached hereto as EXHIBIT A. Such Certificate of Designations shall be the form filed with the Secretary of State of Florida.

                  "MKLD COMMON STOCK" shall mean the Common Stock of MKLD, $.0001 par value.

                  "PREFERRED D STOCK" shall mean the Series D Convertible Preferred Stock of MLKD, $.0001 par value.

                                 R E C I T A L S

                  A. MKLD has agreed to enter into a Private Equity Credit Agreement with a third party in the principal amount of $10,000,000 (the "EQUITY LINE"). As a condition of closing such agreement, such third party will require that Eurotech and MKLD have entered into and affected the Exchange (as defined below).

                  B. Eurotech is the owner of two hundred thirty-nine million nine hundred twenty-seven thousand three hundred forty four (239,927,344) restricted shares of the MKLD Common Stock, of which one hundred million (100,000,000) shares form the subject of this Agreement (such 100,000,000 shares, the "EXCHANGED COMMON STOCK").



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                  C. Eurotech wishes to acquire from MKLD 16,000 shares of
Preferred D Stock in exchange for the Exchanged Common Stock, and the MKLD desires to affect such exchange (such transaction, the "EXCHANGE"), in each case on the terms set forth herein.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. (a) EXCHANGE. In consideration of the mutual benefits to be gained by the parties hereto pursuant to the Exchange and the other transactions contemplated by this Agreement, at the Closing (as defined below), Eurotech agrees to exchange with MKLD, and MKLD agrees to exchange with Eurotech, respectively, the Exchanged Common Stock for the Preferred D Stock.

                     (b) TERMINATION AND GRANT OF CERTAIN REGISTRATION RIGHTS. Eurotech and the Company acknowledge that pursuant to that certain Exchange Agreement, dated December 9, 2002, by and among Eurotech, the Company and certain other parties, Eurotech was granted demand and piggy-back registration rights with respect to the MKLD Common Stock owned by Eurotech (the "OLD REGISTRATION RIGHTS"). At the Closing, Eurotech will agree to terminate the Old Registration Rights and will execute and deliver to the Company such instruments of termination as may be reasonably requested by the Company. Additionally, at the Closing, Eurotech and the Company will enter into a new Registration Rights Agreement in the form attached hereto as EXHIBIT B (the "NEW REGISTRATION RIGHTS AGREEMENT").

                  2. CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date of the closing of the Exchange pursuant to this Agreement (the "CLOSING DATE") shall be on April 15, 2003 or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur on the Closing Date at the offices of Krieger & Prager, 39 Broadway, Suite 1440, New York, New York or at such other location as may be agreed to by the parties.

                                       2


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                  3. MUTUAL DELIVERIES OF SHARES. At the Closing, upon the
delivery by Eurotech of the Exchanged Common Stock duly endorsed for transfer, MKLD shall deliver to Eurotech the Preferred D Stock, bearing substantially the following legend:

                  THE SECURITIES REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  4. REPRESENTATIONS AND WARRANTIES OF MKLD. MKLD represents and warrants to Eurotech that:

                  (a) The Company has the corporate power and authority to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) There is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

                                       3


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                  (c) Except as specifically contemplated by this Agreement and as required under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any applicable federal and state securities laws, or as required under that certain Exchange Agreement, dated December 9, 2002, between MKLD, Market LLC and James LLC (the "Market/James Exchange Agreement"), MKLD is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the issuance of the Preferred D Stock, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  (d) As of the date of this Agreement, the authorized capital stock of the Company consists of 500,000,000 shares of common stock, par value $.0001 per share ("MARKLAND COMMON STOCK"), of which 313,870,869 shares shall be issued and outstanding as of the Closing Date, inclusive of the Exchanged Common Stock. All of the outstanding shares of Markland Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no additional issued and outstanding shares of Markland Common Stock. As of the Closing Date, there are certain shares of preferred stock of MKLD are issued and outstanding, consisting of (i) Series A Convertible Preferred Stock, par value $.0001 per share ("SERIES A PREFERRED") and (ii) Series C Convertible Preferred Stock, par value $.0001 per share ("SERIES C PREFERRED"), and no other shares of preferred stock of any class. Except for a certain promissory note held by Market, LLC which is convertible into shares of Markland Common Stock, to the actual knowledge of MKLD's current officers and directors, there are no material options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the shares of Series A Preferred and Series C Preferred have been duly and validly authorized and issued and are fully paid and non assessable.

                                       4


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                  (e) Except as contemplated by the Market/James Exchange
Agreement, to the actual knowledge of MKLD's current officers and directors, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, will not
(i) conflict with or result in a violation of any provision of its certificate of incorporation, bylaws or other organizational documents, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration, modification or cancellation of, any contract, agreement, note, bond, indenture or other instrument to which the Company is a party or under which the Company, its assets or its capital stock is or may be effected, or
(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to the Company or by which any property of the Company, the Markland Common Stock, the Series C Preferred or the Preferred D Stock are or will be bound or affected.

                  (f) The Company is a reporting company under the Exchange Act of 1934, as amended (the "EXCHANGE Act") and the shares of Markland Common Stock are registered under Section 12(g) of the Exchange Act. The Company has made available to Eurotech, through electronic filings on EDGAR, each registration statement, report, proxy statement or information statement prepared by it since June 30, 2000, including its Annual Report on Form 10-KSB for the years ended June 30, 2001 and June 30, 2002 and its Quarterly Reports on Form 10-QSB for the quarters ended since June 30, 2000, in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission ("SEC") (collectively, including any such registration statements, reports, proxy statements or information statements filed subsequent to the Agreement Date, its "REPORTS"). Since June 30, 2000, Markland has made all filings required to be made by the Securities Act and the Exchange Act. Except as indicated in its Reports, to the knowledge of the directors, officers and employees of the Company, no Person or group beneficially owns 10% or more of the outstanding voting securities of the Company. As used in this Section 5(f), the terms "beneficially owns" and "group" shall have the meanings ascribed to such terms under Rule 13d-3 and Rule 13d-5 under the Exchange Act.

                                       5


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                  (g) Except as disclosed in the Company's Reports filed prior to the Closing Date, the businesses of the Company has not been conducted in violation of any applicable laws, rules or regulations of any jurisdiction. Except as disclosed in the Company's Reports filed prior to the Closing Date, no investigation or review by any governmental or regulatory entity ("GOVERNMENTAL ENTITY") with respect to the Company is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Company or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

                  5. REPRESENTATIONS AND WARRANTIES OF EUROTECH. Eurotech hereby represents and warrants to the Company that:

                  (a) Eurotech has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Eurotech of this Agreement, and the consummation by Eurotech of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Eurotech. This Agreement has been duly executed and delivered by Eurotech and constitutes a valid and binding obligation of Eurotech, enforceable against it in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                                       6


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                  (b) There is no pending, or to the knowledge of Eurotech,
threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Agreement or which involves Eurotech, and which if adversely determined, could reasonably be expected to have a material adverse effect on Eurotech.

                  (c) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable federal and state securities laws, Eurotech is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except for filings that may be required under applicable federal and state securities laws in connection with the exchange of the Exchanged Common Stock, all consents, authorizations, orders, filings and registrations which Eurotech is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

                  (d) Except as contemplated by that certain Pledge and Security Agreement, dated December 19, 2002, between Eurotech and Woodward LLC (the "SECURITY AGREEMENT"), the execution, delivery and performance of this Agreement by Eurotech and the consummation by Eurotech of the transactions contemplated hereby, will not (i) conflict with or result in a violation of any provision of its certificate of incorporation, bylaws or other organizational documents, or
(ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, bond, indenture or other instrument to which Eurotech is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Eurotech or by which any property of Eurotech or the Exchanged Common Stock are bound or affected.

                                       7


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                  (e) Eurotech is a sophisticated investor (as described in Rule
506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule
501 of Regulation D), and Eurotech has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Preferred D Stock. Eurotech acknowledges that an investment in the Preferred D Stock is speculative and involves a high degree of risk.

                  (f) Eurotech has received all documents, records, books and other information pertaining to Eurotech's acquisition of the Preferred D Stock pursuant to the Exchange that have been requested by Eurotech.

                  (g) Eurotech understands that (I) the sale or resale of the shares of Preferred D Stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Preferred D Stock may not be transferred unless (a) the Preferred D Stock are sold pursuant to an effective registration statement under the Securities Act, (b) the Preferred D Stock are sold or transferred pursuant to an exemption from such registration,
(c) the Preferred D Stock are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144")) who agrees to sell or otherwise transfer the Preferred D Stock only in accordance with this section and who is an "accredited investor" (as defined under the Securities Act"), or (d) the shares of Preferred D Stock are sold pursuant to Rule 144, if such rule is available; (ii) any sale of such shares of Preferred D Stock made in reliance on Rule 144 may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such shares of Preferred D Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to comply with the terms and conditions of any exemption under the Securities Act.

                                       8


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                  (h) Except for the restrictions on the Exchanged Common Stock contained in the Security Agreement, Eurotech is the owner of good and marketable title to the Exchanged Common Stock, free and clear of all liens, pledges, and encumbrances.

                  6. Nothing contained herein shall in any way otherwise limit Eurotech's right to sell or transfer the Preferred D Stock of the Company to be issued to Eurotech.

                  7. CONDITIONS TO MKLD'S OBLIGATIONS. The obligations of the Company hereunder to exchange and deliver the certificate(s) representing the Preferred D Stock to Eurotech at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for MKLD's sole benefit and may be waived by MKLD at any time in its sole discretion:

                  (a) Eurotech shall have executed this Agreement and delivered same to MKLD.

                  (b) Eurotech shall have delivered the Exchanged Common Stock in accordance with Section 3 above.

                  (c) The representations and warranties of Eurotech shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Eurotech shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Eurotech at or prior to the Closing Date.

                  (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                       9


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                  (e) Eurotech shall have executed and delivered to MKLD (i) an instrument terminating the Old Registration Rights as contemplated by Section 1(b) above and (ii) the New Registration Rights Agreement.

                  8. CONDITIONS TO EUROTECH'S OBLIGATIONS. The obligation of Eurotech hereunder at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Eurotech's sole benefit and may be waived by Eurotech at any time in its sole discretion.

                  (a) MKLD shall have executed this Agreement and delivered the same to Eurotech.

                  (b) MKLD shall have delivered to Eurotech duly executed certificate(s) representing the Preferred D Stock (in such denominations as Eurotech shall reasonably request) in accordance with Section 3 above.

                  (c) The representations and warranties of MKLD shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and MKLD shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by MKLD at or prior to the Closing Date.

                  (d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (e) MKLD shall have executed and delivered to Eurotech the New Registration Rights Agreement.

                                       10


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                  9. GOVERNING LAW; MISCELLANEOUS

                  (a) GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITH SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS AGREEMENT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTIES HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

                  (b) JURY TRIAL WAIVER. The parties hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

                                       11


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                  (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (d) HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (e) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (f) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

                  (g) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier, overnight delivery service or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, overnight delivery service or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications shall be:

                                       12


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                  If to the Company:
                  Eurotech, Ltd.
                  10306 Eaton Place, Suite 220
                  Fairfax, VA 22030
                  Attention: Don Hahnfeldt, President
                  Fax: 703-352-5994

                  with a copy (which shall not constitute notice) to:

                  Ellenoff, Grossman, Schole & Cyruli, LLP
                  370 Lexington Avenue
                  New York, NY 10017
                  Attention: Barry I. Grossman
                  Telecopier No.: 212-370-7889

                  If to Markland:

                  Markland Technologies, Inc.
                  54 Danbury Road, Suite #207
                  Ridgefield, CT  06877
                  Attention: Kenneth P. Ducey
                  Facsimile No.:  203-431-8301

                  with a copy (which shall not constitute notice) to:

                  Krieger & Prager, LLP
                  39 Broadway
                  New York, New York 10006
                  Facsimile No.: 212-363-2999

                  Each party shall provide notice to the other parties of any change in address.

                  (h) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

                  (i) THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                                       13


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                  (j) NO STRICT CONSTRUCTION. The language used in this
Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                  (k) TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Exchange may be abandoned at any time prior to the Closing Date by mutual written consent of Eurotech and the Company, through action of their respective Boards of Directors.

                  11. FEES. Eurotech agrees to assume the legal fees in excess of $10,000 incurred by MKLD in connection with the negotiation of the Agreement, and the preparation, execution and implementation of this Agreement, it being agreed that MKLD will be responsible for the first $10,000 of such fees.

                  12. PUBLICITY. The initial press release with respect to the Exchange shall be a joint, mutually agreed press release. Thereafter, Eurotech and the Company shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Exchange and prior to making any filings with any third party and/or any Governmental Entity (including any securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any securities exchange.

                  13. ADVICE OF COUNSEL; WAIVER. Eurotech and MKLD each acknowledge and agree that they have had the opportunity to seek advice from separate legal counsel in connection with the transactions contemplated by this Agreement and further waive any conflict arising from the past, present or future representation of Eurotech by Ellenoff Grossman Schole & Cyruli, LLP, which firm, the parties acknowledge, has performed, and expects to perform, legal services for both Eurotech and MKLD.

                  14. FURTHER ASSURANCES. Each party shall do and perform or cause to be done and perform, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                            [Signature Page Follows]

                                       15


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  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         EUROTECH LTD.

                                         By: /s/ Don V. Hahnfeldt
                                             -----------------------------------
                                             Name: Don V. Hahnfeldt
                                             Title: President

                                         MARKLAND TECHNOLOGIES, INC.

                                         By: /s/ Kenneth P. Ducey
                                             -----------------------------------
                                             Name: Kenneth P. Ducey
                                             Title: Executive Vice President

                     [Signature page to Exchange Agreement]

                                       16


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                                    EXHIBIT A

            FORM OF CERTIFICATE OF DESIGNATIONS OF PREFERRED D STOCK

                           CERTIFICATE OF DESIGNATIONS
                        OF RIGHTS AND PREFERENCES OF THE
                 SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                           MARKLAND TECHNOLOGIES, INC.

         Pursuant to the authority expressly granted and vested in the Board of Directors (the "BOARD OF DIRECTORS" or the "BOARD") of MARKLAND TECHNOLOGIES, INC. (the "COMPANY") by the Florida General Corporation Law (the "CORPORATION LAW") and the provisions of the Company's Certificate of Incorporation, as amended, the Board of Directors adopted the following resolution setting forth the designations, powers, preferences and rights of its Series D Cumulative Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATIONS") on ______________, 2003:

         RESOLVED: That the designations, powers, preferences and rights of the Series D Cumulative Convertible Preferred Stock be, and they hereby are, as set forth below:

                            I. DESIGNATION AND AMOUNT

         The designation of this series, which consists of 20,000 shares of Preferred Stock, par value $.0001 per share, is the Series D Cumulative Convertible Preferred Stock (the "DESIGNATED PREFERRED STOCK").

                             II. CERTAIN DEFINITIONS

         For purposes of this Certificate of Designation, the following terms shall have the following meanings:.

         A. "BUY-IN ADJUSTMENT AMOUNT" means the amount equal to the excess, if any, of (i) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares (as those terms are defined in
Article IV Paragraph B(6)) over (ii) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In (as defined in Article IV Paragraph B(6)) with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company will be required to pay to the Converting Holder will be $1,000.

         B. "CLOSING DATE" means _____________ ,2003.

         C. "CLOSING BID PRICE" means the closing bid price during regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service (as defined below).

         D. "COMMON STOCK" means the Company's common stock, par value $.0001 per share.

         E. "CONVERSION CERTIFICATES" means certificates representing the shares of Common Stock issuable on conversion of the Designated Preferred Stock.

         F. "CONVERSION DATE" has the meaning ascribed to it in Paragraph B of
Article IV hereof.

         G. "CONVERSION PRICE" means as of the Conversion Date, the variable conversion price designated as follows: (a) if the price for the Common Stock is less than or equal to $0.25, then eighty percent (80%) of the Market Price, (b) if the price for the Common Stock is greater than $0.25 but less than or equal to $0.50, then seventy five percent (75%) of the Market Price, (c) if the price for the Common Stock is greater than $0.50 but less than or equal to $0.75, then seventy percent (70%) of the Market Price, (d) if the price for the Common Stock is greater than $0.75, then sixty five percent (65%) of the Market Price, subject to adjustment as provided herein.

         H. "HOLDER" means a person or entity holding shares of the Designated Preferred Stock.

         I. "JUNIOR SECURITIES" means (i) any class or series of capital stock of the Company authorized prior to the filing of this Certificate of Designations that, by its terms, ranks junior to the Designated Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (ii) all classes or series of capital stock of the Company authorized after the filing of this Certificate of Designations, unless consented to as provided herein in each instance, each of which shall rank junior to the Designated Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

         J. "LIQUIDATION PREFERENCE" means, with respect to a share of Designated Preferred Stock, an amount equal to the Stated Value thereof.

         K. "MARKET PRICE" means the average Closing Bid Prices during the five
(5) trading days ending on the trading day immediately preceding the Conversion Date.

         L. "PARI PASSU SECURITIES" means any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, on parity with the Designated Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

         M. "PRINCIPAL TRADING MARKET" means The NASD/OTCBB Market or if the Common Stock is no longer listed on that market, the principal securities exchange or trading market on which the Common Stock is listed or traded, including the pink sheets.

         N. "REDEMPTION PRICE" means 120% of the Stated Value, plus accrued dividends during the first 180 days subsequent to the Closing Date; 125% of the Stated Value, plus accrued dividends beginning 181 days and ending 270 days subsequent to the Closing Date; 130% of the Stated Value, plus accrued dividends beginning 271 days and ending 360 days subsequent to the Closing Date; 135% of the Stated Value, plus accrued dividends thereafter.

         O. "REPORTING SERVICE" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holders of the Designated Preferred Stock and reasonably acceptable to the Company.

         P. "SEC" means the United States Securities and Exchange Commission.

         Q. "SECURITIES" means the shares of Designated Preferred Stock or the Common Stock of the Company into which such shares are converted or convertible, as contemplated hereby.

         R. "SENIOR SECURITIES" means each class or series of capital stock of the Company authorized prior to the original filing of this Certificate of Designations that, by its terms, is senior to the Designated Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary if, but only if, securities from such class or series have been issued prior to the Closing Date and such issuance was disclosed in the filings made by the Company with the SEC and available on the SEC's EDGAR system.

         S. "STATED VALUE" for the Designated Preferred Stock shall be $1,000.00 per share.

         T. "TRADING DAY" means any day during which the Principal Trading Market shall be open for business.

                                 III. DIVIDENDS

         A. GENERALLY. The holders of shares of Designated Preferred Stock shall not be entitled to receive dividends on shares of Designated Preferred Stock

                                 IV. CONVERSION

         A. CONVERSION AT THE OPTION OF THE HOLDER. Each Holder of shares of Designated Preferred Stock may, at any time after the Closing Date and from time to time thereafter, convert (an "OPTIONAL CONVERSION") each of its shares of Designated Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                     STATED VALUE OF SHARES TO BE CONVERTED
                 -----------------------------------------------
                           APPLICABLE CONVERSION PRICE

         B. MECHANICS OF CONVERSION. To effect a conversion of shares of the Designated Preferred Stock, the Holder must deliver or fax a Notice of Conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") to the Company (to the attention of the President or such other officer as may identified by notice given by the Company to the Holder from time to time) as provided in this Paragraph. The Notice of Conversion shall be executed by the Holder of one or more shares of Designated Preferred Stock and shall evidence such Holder's intention to convert all or a portion of such shares. The date of conversion (the "CONVERSION DATE") shall be deemed to be the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company.

                  1. DELIVERY OF COMMON STOCK UPON CONVERSION. The Conversion Certificates will be delivered to the Converting Holder at the address specified in the Notice of Conversion, via express courier, by electronic transfer or otherwise, within five (5) business days (such fifth business day, a "DELIVERY DATE") after the date on which the Notice of Conversion is delivered to the Company as contemplated in this Paragraph.

                  2. TAXES. The Company shall pay any and all taxes which may be imposed upon the Company with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Designated Preferred Stock other than transfer taxes due upon conversion, if such Holder has transferred to another party the Designated Preferred Stock or the right to receive Common Stock upon the Holder's conversion thereof or any or income taxes due on the part of the Holder. The Company shall have the right to withhold any taxes as required by the United States federal or state tax laws.

                  3. NO FRACTIONAL SHARES. If any conversion of Designated Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Designated Preferred Stock shall be rounded up or down to the nearest whole share, it being understood that .5 of one share shall be rounded up to the next highest share.

                  4. CONVERSION DISPUTES. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Paragraph A of this Article IV. If such dispute involves the calculation of the Conversion Price, the Company shall first discuss such discrepancy with the Converting Holder. If the Company and the Converting Holder are unable to agree upon the Conversion Price calculation, the Company shall promptly submit the disputed calculations to independent auditors to be selected by the Holder (unless the Holders and the Company mutually agree to a different firm). The auditors, at the expense of the party or parties in error (as determined by the auditors), shall audit the calculations and notify the Company and the Holder of the results within five (5) business days following the date it receives the disputed calculations. The auditor's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Paragraph A of Article IV above.

                  5. DELAY IN DELIVERING CONVERSION CERTIFICATES. The Company understands that a delay in the delivery of the Conversion Certificates beyond the Delivery Date could result in economic loss to a Holder. As compensation to a Holder for such loss, the Company agrees if there is a delay in the delivery of the Conversion Certificates (as adjusted in accordance with this provision) so that such Conversion Certificates are not received within five (5) business days after the Delivery Date, to pay late payments to such Holder for late delivery of Conversion

         Certificates in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond five (5) business days after the Delivery Date):

         No. Business Days              Late Payment For Each $10,000 of
               Late                       Stated Value Being Converted
         -----------------              --------------------------------
                     1                                         $100
                     2                                         $200
                     3                                         $300
                     4                                         $400
                     5                                         $500
                     6                                         $600
                     7                                         $700
                     8                                         $800
                     9                                         $900
                    10                                       $1,000
                   >10               $1,000 +$200 for each Business
                                            Day Late beyond 10 days

         The Company shall pay any payments incurred under this Paragraph in immediately available funds upon demand. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to issue and deliver the Conversion Certificates to the Holder within a reasonable time. Furthermore, in addition to any other remedies which may be available to a Holder, in the event that the Company fails for any reason to effect delivery of such Conversion Certificates within five (5) business days after the Delivery Date, the Converting Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Converting Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; PROVIDED, HOWEVER, that any payments contemplated by this Paragraph B(5) of this Article IV which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation.

                  6. BUY-IN. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Conversion Certificates and after such Delivery Date, the Holder of the Designated Preferred Stock being converted (a "CONVERTING HOLDER") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "COVERING SHARES") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "SOLD SHARES"), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a "BUY-IN"), the Converting Holder shall have the right to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Paragraph B(5) of
         Article IV hereof (and in addition to all other amounts contemplated in other provisions of the other agreements between the Company and the Holder, and not in lieu of any such other amounts), the Buy-In Adjustment Amount. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder.

                  7. DWAC CERTIFICATE DELIVERY. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Converting Holder and his/her compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Converting Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Converting Holder by crediting the account of Converting Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system.

                  8. CONVERSION OBLIGATIONS AND DEFAULT. If, at any time the Company challenges, disputes or denies the right of a Holder of Designated Preferred Stock to effect a conversion of the Designated Preferred Stock into Common Stock or otherwise dishonors or rejects any Notice of Conversion delivered in accordance with the terms of this Certificate of Designations (subject to the provisions of Paragraph B(4) of this Article IV with respect to certain disputes relating to calculations of the number of shares to be issued), then such Holder shall have the right, by written notice to the Company, to require the Company to redeem each share of Designated Preferred Stock for which a Notice of Conversion has been refused pursuant to this Paragraph B(8) for cash, at an amount per share equal to the Holder Redemption Price.

                  9. CONVERSION IN BANKRUPTCY. The Holder of any Designated Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Designated Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. ss.101 ET SEQ. (the "BANKRUPTCY CODE"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such Holder's right to convert the Designated Preferred Stock. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  V. RESERVATION OF SHARES OF COMMON STOCK

         A. RESERVED AMOUNT. Upon the initial issuance of the shares of Designated Preferred Stock, the Company shall reserve, out of the authorized but unissued shares of Common Stock, 50,000,000 shares of Common Stock (the "RESERVED AMOUNT"; subject to adjustment as provided below) for issuance upon conversion of the Designated Preferred Stock. Thereafter the number of authorized but unissued shares of Common Stock so reserved shall cover at least a number of shares equal to the sum of two hundred percent (200%) of (A) the number of shares of Common Stock as would then be issuable upon a conversion in full of the then outstanding Designated Preferred Stock, and (B) the number of shares of Common Stock as would be issuable as payment of dividends on the Designated Preferred Stock. The Reserved Amount shall be adjusted as and when the Conversion Price is adjusted pursuant to Article VIII hereof. The Reserved Amount shall be allocated to the holders of Designated Preferred Stock as provided in Article XI Paragraph D.

                                 VI. REDEMPTION

         A. REDEMPTION BY THE COMPANY.

         1. Notwithstanding any other provision hereof to the contrary, at any time the Company shall have the right to redeem all or any portion of the then outstanding principal amount of the Designated Preferred Stock then held by the Holder (a "COMPANY REDEMPTION") in cash for an amount (the "COMPANY REDEMPTION AMOUNT") equal to Redemption Price.

         2. If the Company elects to make a Company Redemption, the Company shall give written notice of such redemption to the Holder (the "COMPANY NOTICE OF REDEMPTION"). The date on which the Company shall pay the Company Redemption Amount (the "COMPANY REDEMPTION PAYMENT DATE") shall be no fewer than five (5) business days and no later than ten (10) business days after the Company Notice of Redemption is given by the Company.

         3. Upon receipt of the Company Notice of Redemption, the Holder's right to effect a Conversion with respect to shares of Designated Preferred Stock being specified as being redeemed in such Company Notice of Redemption shall continue at the until the Company Redemption Payment Date.

         4. Restriction on Redemption. The Company shall not be entitled to send Company Notice of Redemption under Section (2) hereof unless it has:

A.       (i)      The full amount of the applicable Redemption Price in cash or cash equivalents, available in a demand or other immediately available account in one or more banks or similar financial institutions;

         (ii) Immediately available credit facilities in the full amount of the applicable Redemption Price with one or more banks or similar financial institutions;

         (iii) An agreement with a standby underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds equal to the applicable Redemption Price; or

         (iv) A combination of the items set forth in (i), (ii) and (iii) above, aggregating the full amount of the applicable Redemption Price.

B. Certified to the Holder, in writing, that it is not aware of the existence or imminent existence or likelihood of any event described in Article VIII. A.

         5. At the election of the Holder at any time prior to the date on which the Company pays the Company Redemption Amount to the Holder, the Holder shall have the right to convert the Designated Preferred Stock as if such Company Notice of Redemption had never been given.

                           VII. LIQUIDATION PREFERENCE

         A. LIQUIDATION, DISSOLUTION, WINDING UP OR CERTAIN MERGERS OR CONSOLIDATIONS. If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up, including but not limited to the sale or transfer of all or substantially all of the Company's assets in one transaction or in a series of related transactions (a "Liquidation Event"), then and in that event, no distribution shall be made to the holders of Junior Securities, unless, prior thereto, the holders of the Designated Preferred Stock shall have first received an amount in cash or equivalent value in securities or other consideration equal to the Liquidation Preference thereof. If upon any liquidation, dissolution, winding up, merger, plan of reorganization or consolidation, the amount so payable or distributable does not equal or exceed the Liquidation Preference of the Designated Preferred Stock, then, and in that event, the amount of cash so payable, and amount of securities or other consideration so distributable, shall be shared ratably among the holders of the Designated Preferred Stock.

                           VIII. ADJUSTMENTS TO PRICES

          A. SALE. The Conversion Price shall be subject to adjustment from time to time as follows: If, for as long as any shares of Designated Preferred Stock remain outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with, or acquisition by, another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person, or there is an outstanding tender offer for the Common Stock of the Company or the Company enters into a transaction that could result in a change in control of the Company (collectively, a "SALE"), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Designated Preferred Stock may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, acquisition, consolidation, sale or transfer by a Holder of the number of shares of Common Stock into which then outstanding shares of Designated Preferred Stock might have been, pursuant to this Certificate, converted immediately before such merger, acquisition, consolidation, sale or transfer at the Conversion Price, subject to any adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, the Holder hereof shall have the right to either (i) convert all of any of the outstanding Designated Preferred Stock by delivering a Notice of Conversion to the Company at the Conversion Price within 15 days of receipt of notice of such Sale from the Company or (ii) if the surviving entity in the transaction is not a publicly traded entity listed on a Principal Trading Market, demand a redemption of all or any of the outstanding Designated Preferred Stock at the Redemption Price by delivering a notice to such effect to the Company within fifteen (15) days of receipt of notice of such Sale from the Company.

               B. SPIN OFF. If, at any time prior to the Conversion Date or the date of payment of the Company Redemption Amount hereunder, the Company consummates a spin off or otherwise divest itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "SPIN OFF") in which the Company does not receive just compensation for such business, operations or assets, but causes securities of another entity (the "SPIN OFF SECURITIES") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the holder's shares of Designated Preferred Stock outstanding on the record date (the "RECORD DATE") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "OUTSTANDING DESIGNATED PREFERRED STOCK") been converted as of the close of business on the trading day immediately before the Record Date (the "RESERVED SPIN OFF SHARES"), and (ii) to be issued to the Holder on the conversion of all or any of the outstanding Designated Preferred Stock, such amount of the Reserved Spin Off Shares equal to
(x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (a) the numerator is the principal amount of the outstanding Designated Preferred Stock then being converted, and (b) the denominator is the principal amount of the outstanding Designated Preferred Stock.

         C. STOCK SPLITS, ETC. If, at any time while any shares of Designated Preferred Stock remain outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the Conversion Price shall be equitably adjusted to reflect such action. By way of illustration, and not in limitation, of the foregoing (i) if the Company effectuates a 2:1 split of its Common Stock, the Conversion Price shall be deemed to be one-half of what it had been calculated to be immediately prior to such split; (ii) if the Company effectuates a 1:10 reverse split of its Common Stock, thereafter, with respect to any conversion for which the Company issues the shares after the record date of such reverse split, the Conversion Price shall be deemed to be ten times what it had been calculated to be immediately prior to such split; and (iii) if the Company declares a stock dividend of one share of Common Stock for every 10 shares outstanding, thereafter the Conversion Price shall be deemed to be the amount it had been calculated to be immediately prior to such dividend multiplied by a fraction, of which (x) the numerator is the number of shares (10 in the example) for which a dividend share will be issued and (y) the denominator is such number of shares plus the dividend share(s) issuable or issued thereon (11 in the example).

         D. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VIII, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder of Designated Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder of Designated Preferred Stock, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Designated Preferred Stock.

                                IX. VOTING RIGHTS

         A. GENERALLY. The holders of the Designated Preferred Stock shall not be entitled to vote with the holders of Common Stock, except as otherwise provided by the Florida Corporation Law or otherwise contemplated by this Certificate of Designations. To the extent that either Florida Corporation Law or the Company's Articles of Incorporation allows or requires the vote of the holders of the Designated Preferred Stock, voting separately as a class or series, as applicable, to authorize a given action of the Company, the affirmative vote or consent of the holders of 67% of the outstanding shares of Designated Preferred Stock shall constitute the approval of such action by the class.

                           X. CONVERSTION RESTRICTIONS

         A. CERTAIN CONVERSION RESTRICTIONS. Notwithstanding anything to the contrary contained herein other than a conversion pursuant to Paragraphs A or B of Article VIII, the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Designated Preferred Stock (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitation set forth in this section and determined that issuance of the full number of Underlying Shares requested in such Conversion Notice is permitted. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a merger or other business combination or reclassification involving the Company as contemplated in Article VIII herein.

                                XI. MISCELLANEOUS

         A. RANK. The Designated Preferred Stock shall rank (i) prior to the Company's Common Stock; (ii) prior to any Junior Securities; (iii) junior to any Senior Securities; and (iv) PARI PASSU with any Pari Passu Securities; PROVIDED, HOWEVER, that no additional Senior Securities or Pari Passu Securities shall be created without the written consent of two thirds of the holders of the outstanding Designated Preferred Stock.

         B. CANCELLATION OF DESIGNATED PREFERRED STOCK. If any shares of Designated Preferred Stock are converted or redeemed pursuant to this Certificate of Designations, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Designated Preferred Stock.

         C. LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Designated Preferred Stock certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Designated Preferred Stock certificate(s), the Company shall execute and deliver new Designated Preferred Stock certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Designated Preferred Stock certificate(s) if the Holder contemporaneously requests the Company to convert such Designated Preferred Stock.

         D. ALLOCATION OF RESERVED AMOUNT. The Reserved Amount shall be allocated pro rata among the holders of Designated Preferred Stock based on the number of shares of Designated Preferred Stock issued to each Holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Designated Preferred Stock based on the number of shares of Designated Preferred Stock held by each Holder at the time of the increase in the Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such holder's shares of Designated Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Designated Preferred Stock shall be allocated to the remaining holders of shares of Designated Preferred Stock, pro rata based on the number of shares of Designated Preferred Stock then held by such holders.

         E. PAYMENT OF CASH; DEFAULTS. Whenever the Company is required to make any cash payment to a Holder under this Certificate of Designations (upon redemption or otherwise), such cash payment shall be made to the Holder in good funds on the date specified herein or, if not so specified, within five (5) business days after delivery by such Holder of a notice specifying that the Holder elects to receive such payment in cash and the method (E.G., by check, wire transfer) in which such payment should be made. If such payment is not delivered within the relevant time period, such Holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of 15% and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

         F. STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a Holder of Designated Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their listing or issuance would exceed any applicable legal or regulatory limitation) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a Holder of such converted shares of Designated Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designations.

         G. JURY TRIAL WAIVER. The Company and, by its acceptance of the shares of the Designated Preferred Stock, the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Certificate of Designations.

         H. AMENDMENTS. This Certificate of Designations may only be amended with the written consent of the holders of sixty-seven (67%) percent of the outstanding Designated Preferred Stock and the vote or action of any other party or class entitled to vote or act thereon.

                                          MARKLAND TECHNOLOGIES, INC.

                                          By:
                                              ----------------------------------
                                              Authorized Officer

                                                                       EXHIBIT A

                           MARKLAND TECHNOLOGIES, INC.

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder in order to Convert the Series D Cumulative Convertible Preferred Stock)

TO:      MARKLAND TECHNOLOGIES, INC.        VIA TELECOPIER  (      )

         Attn:

FROM: _______________________________________________________________ ("Holder")

DATE:________________________________________________________ "Conversion Date")

RE: Conversion of $________ Stated Value (the "Converted Preferred Stock") of the SERIES D Cumulative Convertible Preferred Stock (the "Designated Preferred Stock") of MARKLAND TECHNOLIGIES, INC. (the "Company") into ________ shares (the "Conversion Shares") of Common Stock (defined below)

         The captioned Holder hereby gives notice to the Company, pursuant to the Certificate of Designations (the "Certificate of Designations") for the Designated Preferred Stock of the Company that the Holder elects to convert the Converted Preferred Stock into fully paid and non-assessable shares of Common Stock, par value $.0001 per share (the "Common Stock"), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price (CHECK ONE):

         |_|      $_____________; or

         |_| Other $______________, based on adjustment(s) contemplated by the Certificate of Designations

Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following name(s):

                  Name and Record Address                    Conversion Shares

                  ______________________________________
                  ______________________________________
                  ______________________________________

                                          ______________________________________
                                          (Print name of Holder)
                                          By:

                                    EXHIBIT B

                    FORM OF NEW REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into effective as of _____, 2003, by and between Markland Technologies, Inc., a Florida corporation (the "COMPANY") and Eurotech, Ltd., a District of Columbia corporation ("EUROTECH").

                                    RECITALS

         WHEREAS, as of the date hereof, Eurotech and Markland are entering into an Exchange Agreement (the "EXCHANGE AGREEMENT"), pursuant to which Markland has agreed to grant to Eurotech the registration rights set forth herein.

         NOW, THEREFORE, to implement the foregoing and in consideration of the mutual terms, conditions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. PIGGYBACK REGISTRATION.

         RIGHT TO PIGGYBACK REGISTRATION. Subject to the terms hereof, whenever the Company proposes to register any Company Equity Securities under the Securities Act (other than in connection with a registration statement for Company Equity Securities issued pursuant to the Equity Line (as defined in the Exchange Agreement) or pursuant to a registration statement on Form S-4, Form S-8 or any successor form) and the registration statement form to be used may be used for the registration of Registrable Securities, the Company shall give prompt written notice to Eurotech of its intention to effect such a registration. Subject to Section 1(b) below, the Company shall include in such registration and use commercially reasonable efforts to include in any underwriting 10,000,000 shares of Registrable Securities held by Eurotech with respect to which the Company has received a written request from Eurotech for inclusion therein (such registration, a "PIGGYBACK REGISTRATION") within 15 days after the receipt of the Company's notice.

         PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without materially and adversely affecting the marketability of such offering or the timing thereof, the Company shall include in such registration all Registrable Securities held by Eurotech on the condition that Eurotech will agree to refrain from selling a reasonable number of such Registrable Securities (as determined in good faith by the Company based on the impact on the timing and marketability of the offering of the sale immediate by Eurotech of all of its Registrable Securities) for a three (3) month period following the declaration of effectiveness of the applicable registration statement.

2. REGISTRATION PROCEDURES.

         Whenever Eurotech has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

         (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;

         (b) notify Eurotech of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus included therein usable for a period commencing on the date that such registration statement is initially declared effective by the SEC and ending on the date when all Registrable Securities covered by such registration statement have been sold pursuant to the registration statement or cease to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to Eurotech such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Eurotech;

         (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Eurotech reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Eurotech to consummate the disposition in such jurisdictions of the Registrable Securities owned by Eurotech; provided, that the Company shall not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph; (ii) subject itself to taxation in any such jurisdiction; or (iii) consent to general service of process in any such jurisdiction;

         (e) notify Eurotech, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Eurotech, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) cause all such Registrable Securities to be listed or quoted on each securities exchange or market on which similar securities issued by the Company are then listed;

         (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) in order to expedite or facilitate the disposition of such Registrable Securities;

         (i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

         (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

         (l) subject to Section 2(d) above, use its reasonable best efforts to cause any Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

         (m) if the offering is underwritten, use its reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration, an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters covering such issues as are reasonably required by such underwriters.

3. REGISTRATION EXPENSES.

         (a) PAYMENT OF REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions relating to the Registrable Securities) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne by the

Company. The Company shall, in addition, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing or quoting the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASDAQ Stock Market.

         (b) PAYMENT OF REGISTRATION EXPENSES BY HOLDERS OF REGISTRABLE SECURITIES. To the extent Registration Expenses are not required to be paid by the Company (including, without limitation, any underwriting discounts or commissions that are the responsibility of the holders of Registrable Securities), each holder of Eurotech shall pay those Registration Expenses allocable to the registration of Eurotech's securities so included, and any Registration Expenses not so allocable shall be payable by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

4. INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the extent permitted by law, Eurotech, its officers, directors, employees, agents and representatives and each Person who controls Eurotech (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein, results from the failure of Eurotech to provide information necessary for the registration statement to the Company, or by Eurotech's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

         (b) INDEMNIFICATION BY EUROTECH. In connection with any registration statement in which Eurotech is participating, Eurotech shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees, agents and representatives and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto resulting from such information provided by Eurotech or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and not provided by Eurotech; provided that the obligation to indemnify shall be be limited to the net amount of proceeds received by Eurotech from the sale of Registrable Securities pursuant to such registration statement.

         (c) PROCEDURE FOR INDEMNIFICATION. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Notwithstanding anything in this Section 4(c) to the contrary, in the event the Company determines, in good faith, that a claim materially affects the interests of the Company, the Company may solely control the defense of such claim with counsel reasonably satisfactory to the Company. In the event the Company is an indemnified party pursuant to this Section 4, the indemnifying party may be subject to liability if the Company settles a claim in good faith and in a reasonable manner.

5. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. Eurotech may not participate in any registration hereunder unless Eurotech:

         (a) in the case of a registration which is underwritten, agrees to sell Eurotech's securities on the basis provided in any underwriting arrangements approved by the Company;

         (b) as expeditiously as possible, notifies the Company, at any time when a prospectus relating to such Eurotech's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and

         (c) completes, executes and delivers all questionnaires, powers of attorney, indemnities, underwriting agreements and other usual and customary documents necessary or appropriate with respect to the offering of such Eurotech's Registrable Securities, and in the case of a registration which is underwritten, necessary or appropriate under the terms of such underwriting arrangements (subject to the provision in Section 5(a) above).

6. DEFINITIONS.

         (a) The term "CAPITAL STOCK" means and includes (a) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including shares of preferred or preference stock and (b) all equity or ownership interests in any Person of any other type, including any securities convertible into or exchangeable for any of the foregoing or any options, warrants or other rights to subscribe for, purchase or acquire any of the forgoing.

         (b) The term "COMPANY EQUITY SECURITIES" means any Capital Stock of the Company or options, warrants or other rights acquire Capital Stock of the Company.

         (c) The term "PERSON" means any individual, Company, partnership, joint venture, association, joint-stock company, limited liability company, trust or unincorporated organization.

         (d) The term "REGISTRABLE SECURITIES" means all of the Company Equity Securities; PROVIDED, HOWEVER, that as to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) all Registrable Securities owned by a holder thereof may be resold in a single 90-day period pursuant to Rule 144 under the Securities Act (or any similar rule then in force), (iii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act (or any similar rule then in force), (iv) they become available for sale under Rule 144(k) under the Securities Act (or any similar rule then in force), or (v) they shall have ceased to be outstanding.

         (e) The term "SEC" mean the United Stated Securities and Exchange Commission.

         (f) The term "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         (g) The term "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

7. MISCELLANEOUS.

         (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to Eurotech under this Agreement, and in the event that any such agreement is entered into by the Company, the terms and provisions of this Agreement will prevail over those contained in any such agreement.

         (b) REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Eurotech.

         (d) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Upon any transfer of Registrable Securities, the holder of the Registrable Securities shall use its best efforts to have the new holder of Registrable Securities sign a joinder agreement pursuant to which such transferee shall agree to be bound by the terms of this Agreement applicable to the holder of such Registrable Securities, provided that, even in the absence of such joinder agreement, by taking and holding such Registrable Securities, such new holder shall be conclusively deemed to have agreed to be bound by the terms hereof applicable to such new holder.

         (e) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (f) COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement. Each party to this Agreement agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Agreement.

         (g) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (h) GOVERNING LAW. This Agreement shall be construed and governed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

         (i) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered in conformance with the applicable provisions of the Exchange Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        MARKLAND TECHNOLOGIES, INC.

                                        By:
                                            ------------------------------------
                                            Name: Kenneth P. Ducey, Jr
                                            Title: Executive Vice President

                                        EUROTECH, LTD.

                                        By:
                                            ------------------------------------
                                            Name: Don V. Hahnfeldt
                                            Title: President

                [Signature Page to Registration Rights Agreement]